AMENDMENT NO. 8 TO RECEIVABLES FINANCING AGREEMENT AND
REAFFRIMATION OF THE PERFORMANCE GUARANTY

This AMENDMENT NO. 8 TO RECEIVABLES FINANCING AGREEMENT AND REAFFIRMATION OF THE PERFORMANCE GUARANTY (this “Amendment No. 8”), dated as of August 25, 2017, is by and among VOLT FUNDING CORP. (“Volt Funding”), as borrower (the “Borrower”), the Persons from time to time party hereto as Lenders and LC Participants, PNC BANK, NATIONAL ASSOCIATION (“PNC”), as LC Bank, as an LC Participant, as a Lender and as Administrative Agent, and VOLT INFORMATION SCIENCES, INC. (“Volt”), as initial servicer (in such capacity, the “Servicer”) and as performance guarantor (in such capacity, the “Performance Guarantor”).

BACKGROUND

WHEREAS, the parties hereto entered into the Receivables Financing Agreement as of July 30, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”);

WHEREAS, the Performance Guarantor made the Performance Guaranty, dated as of July 30, 2015 in favor of the Administrative Agent for the benefit of the Secured Parties (as amended, restated, supplemented or otherwise modified through the date hereof, the “Performance Guaranty”); and

WHEREAS, the parties hereto wish to amend the Receivables Financing Agreement and the Performance Guarantor wishes to reaffirm the Performance Guaranty pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.          Definitions.  Capitalized terms used but not defined in this Amendment No. 8 shall have the meanings assigned to them in the Receivables Financing Agreement.

SECTION 2.          Amendments to Receivables Financing Agreement.  Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Receivables Financing Agreement is hereby amended as follows:

(a)          Section 1.01 of the Receivables Financing Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“Account Control Date” means the date on which the Administrative Agent delivers a notice to a Lock-Box Bank that the Administrative Agent is exercising its rights under the applicable Lock-Box Agreement pursuant to Section 9.03(a).

“Borrowing Base Block Amount” means, at any time of determination, the amount equal to the greater of (a) $10,000,000 and (b) the product of (i) 5.00% and (ii) the Net Receivables Pool Balance.

“Terminating Obligor” means an Obligor that has notified the Borrower, the Servicer, any Sub-Servicer, any Paying Agent or any Originator of the termination of or the intent to terminate a Contract and whose aggregate Outstanding Balance of Pool Receivables has exceeded $1,000,000 on average for three consecutive weeks on the date of the most recently delivered Interim Report.

“Terminating Obligor Percentage” means, at any time of determination, with respect to any Terminating Obligor with a Contract termination date of (a) 30 days or less, 100%, (b) 60 days to 31 days, 50.00% and (c) 61 days or more, 25.00%.

“Terminating Obligor Deduction Amount” means, at any time of determination, with respect to any Terminating Obligor the amount equal to the product of (a) the Terminating Obligor Percentage and (b) the aggregate Outstanding Balance of the Pool Receivables of such Terminating Obligor.

(b)          The definition of “Borrowing Base” set forth in Section 1.01 of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

“Borrowing Base” means, at any time of determination, the amount equal to (a) the Net Receivables Pool Balance at such time, minus (b) the sum of (i) the Canadian Currency Volatility Reserve, (ii) the GBP Currency Volatility Reserve, (iii) the Total Reserves and (iv) the Borrowing Base Block Amount at such time.

(c)          The definition of “Liquidity Report Date” set forth in Section 1.01 of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

“Liquidity Report Date” means (i) the Friday of each week and if such Friday is not a Business Day, the immediately succeeding Business Day, (ii) any date on which an Information Package is due pursuant to the terms of this Agreement, (iii) any date on which a Loan Request or LC Request is delivered pursuant to the terms of this Agreement, and (iv) as otherwise requested by the Administrative Agent.

(d)          The definition of “Outstanding Balance” set forth in Section 1.01 of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the amount equal to (a) the then Dollar Equivalent of the outstanding principal balance thereof, minus (b) the Terminating Obligor Deduction Amount at such time.

(e)          The introductory paragraph of Section 4.01(a) of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

(a)          The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account approved by the Administrative Agent), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Lock-Box Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date and, if such day is after the Account Control Date, the Borrower has provided a Release Request pursuant to Section 9.03(c), the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Sale Agreements or (ii) amounts owing by the Borrower to the Originators under the Subordinated Notes and the Pre-Existing Subordinated Note owed to Volt (each such release, a “Release”).  For the avoidance of doubt, to the extent any condition precedent set forth in Section 6.03 is not satisfied on such date, the Servicer may not release to the Borrower from such Collections any amount.  On each Settlement Date, the Servicer (or, if the Account Control Date has occurred and the Seller has failed to deliver a Release Request pursuant to Section 9.03(c), the Administrative Agent) shall, distribute such Collections in the following order of priority:

(f)          Section 6.03(b) of the Receivables Financing Agreement is hereby amended to (1) delete the term “and” at the end of clause (iii) thereto, (2) delete the existing “.” and replace with the terms “;” at the end of clause (iv) and (3) add the following new clause (v) and clause (vi) to such subsection immediately after the existing clause (iv):

(v)          the Account Control Date has not occurred; and

(vi)         the Administrative Agent has not retained payments made to the PNC Lock-Box Account in accordance with Section 9.03(c) hereof.

(g)          Section 8.01(d) of the Receivables Financing Agreement is hereby amended to add the following new subsection (ix) to such subsection immediately after the existing subsection (viii):

(ix)         Terminating Obligor.  No later than two (2) Business Days after the Borrower, the Servicer, any Sub-Servicer, any Paying Agent or any Originator receives a Contract termination notice from any Terminating Obligor and such notice from the Borrower or the Servicer on its behalf shall include the related Contract termination date.

(h)          Section 8.01(g) of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

(g)          Furnishing of Information and Inspection of Receivables.  The Borrower will furnish or cause to be furnished to the Administrative Agent, the LC Bank and each Lender from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent, the LC Bank or any Lender may reasonably request.  The Borrower will, at the Borrower’s expense, during regular business hours with prior written notice (i) permit the Administrative Agent, the LC Bank and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower (provided that a representative of the Servicer is present during such discussions) having knowledge of such matters, (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral and (iii) without limiting the provisions of clause (i) and clause (ii) above, in the Administrative Agent’s sole discretion, at the Borrower’s expense, permit certified public accountants or other auditors or service providers acceptable to the Administrative Agent to perform agreed upon procedures on each Information Package, Interim Report and Liquidity Report; provided, that the Borrower shall be required to reimburse the Administrative Agent for only two (2) such reviews pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing; and provided, further, that any site visit or review pursuant to Section 8.02(f) shall be deemed a site visit or review under this subsection.

(i)          Section 8.02(c) of the Receivables Financing Agreement is hereby amended to add the following new subsection (ix) to such subsection immediately after the existing subsection (viii):

(ix)          Terminating Obligor.  No later than two (2) Business Days after the Borrower, the Servicer, any Sub-Servicer, any Paying Agent or any Originator receives a Contract termination notice from any Terminating Obligor and such notice from the Servicer shall include the related Contract termination date.

(j)          Section 8.02(f) of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

(f)          Furnishing of Information and Inspection of Receivables.  The Servicer will furnish or cause to be furnished to the Administrative Agent, the LC Bank and each Lender from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent, the LC Bank or any Lender may reasonably request.  The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent, the LC Bank and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that a representative of the Servicer is present during such discussions) having knowledge of such matters, (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral and (iii) without limiting the provisions of clause (i) and clause (ii) above, in the Administrative Agent’s sole discretion, at the Servicer’s expense, permit certified public accountants or other auditors or service providers acceptable to the Administrative Agent to perform agreed upon procedures on each Information Package, Interim Report and Liquidity Report; provided, that the Servicer shall be required to reimburse the Administrative Agent for only two (2) such reviews pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing and; provided, further, that any site visit or review pursuant to Section 8.01(g) shall be deemed a site visit or review under this subsection.

(k)          Section 8.04 of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

(a)          Prohibition of Share Buybacks or Dividends.  Prior to the Maintech Transaction and Tax Refund Event, the Parent shall not, at any time, (i) redeem, retire, purchase or acquire any of its Capital Stock, or agree, become or remain liable to do any of the foregoing, nor (ii) make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its Capital Stock, or on account of the purchase, redemption, retirement or acquisition of such Capital Stock.  Subsequent to the Maintech Transaction and Tax Refund Event, the Parent may effect any one or more of the transactions described in clauses (i) and (ii) of the preceding sentence; provided that: (A) the aggregate amount of cash committed during a quarter (in the case of redemptions, retirements, purchases and acquisitions, and irrespective of the date actually paid) plus the aggregate amount of cash paid during such quarter (in the case of dividends and other distributions, and irrespective of the date actually declared) on account of all such transactions shall not exceed $500,000; and (B) on each day on which any such cash is committed or paid as aforesaid, immediately after giving effect thereto the Liquidity Level shall not be less than $40,000,000.

(b)          Consolidated EBIT.  At all times from and after August 25, 2017 until the Final Payout Date, the Parent and its Subsidiaries on a consolidated basis shall comply with the requirements of the Consolidated EBIT Level set forth in Schedule IV.

(c)          Liquidity Level.  The Parent shall provide to the Administrative Agent a written report in the form attached hereto as Exhibit J (any such report, a “Liquidity Report”) on each Liquidity Report Date.  The Liquidity Report shall reflect the Liquidity Level of the Parent and its Subsidiaries as of the applicable Liquidity Report Date.  The Parent and its Subsidiaries on a consolidated basis shall not permit, on any Liquidity Report Date, the Liquidity Level to be less than the amount set forth in Schedule IV.

(d)          Schedule VII.          This Agreement incorporates by reference Schedule VII attached hereto.

(l)          Section 9.03 of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

(a)          On or prior to the Closing Date, the Borrower shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrative Agent; provided, however, that, notwithstanding anything to the contrary herein or in the (x) Canadian Purchase and Sale Agreement with respect to any Pool Receivables the Originator thereof is Volt Canada Inc. or (y) GBP Purchase and Sale Agreement with respect to any Pool Receivables the Originator thereof is Volt Europe Limited and the Obligor of which is Aston Martin, amounts receivable from Obligors of such Pool Receivables may be paid to such Originator or into one or more deposit accounts held in the name of such Originator (each, an “Originator Account”)

(it being understood that (1) such Person shall agree to hold any such funds and any funds on deposit in such Originator Account in trust for the benefit of the Borrower and its assigns, (2) any funds received from such Obligor directly or in such Originator Account shall be required to be remitted to a Lock-Box Account in the name of the Borrower within one (1) Business Day of such receipt, and (3) such funds shall be applied pursuant to this Agreement and the Canadian Purchase and Sale Agreement or GBP Purchase and Sale Agreement, as applicable, as if such funds were remitted to a Lock-Box Account) and, in each case, subject to the conditions that (i) on or prior to the date of effectiveness of the Canadian Purchase and Sale Agreement or GBP Purchase and Sale Agreement, as applicable, such Obligors shall be directed to pay such Pool Receivables to a Lock-Box Account (in place as of the date of effectiveness of the Canadian Purchase and Sale Agreement or GBP Purchase and Sale Agreement, as applicable) in the name of the Borrower and subject to a Lock-Box Agreement (executed as of the date of effectiveness of the Canadian Purchase and Sale Agreement or GBP Purchase and Sale Agreement, as applicable), and (ii) no later than sixty (60) days after the date of effectiveness of the Canadian Purchase and Sale Agreement or GBP Purchase and Sale Agreement, as applicable, such Obligors shall pay such Pool Receivables to such Lock-Box Account in the name of the Borrower and subject to such Lock-Box Agreement.  The Administrative Agent may (with the consent of the Majority Lenders) and shall (upon the direction of the Majority Lenders) at any time give notice to each Lock-Box Bank that the Administrative Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrative Agent’s instructions for application under Section 4.01 rather than deposited in the applicable Lock-Box Account and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement.  The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control.  Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

(b)          On or prior to February 3 2017, the Borrower shall enter into a Lock-Box Agreement with PNC pursuant to which PNC would open a Lock-Box Account at PNC in the name of the Borrower (the “PNC Lock-Box Account”) and establish a related Lock-Box (the “PNC Lock Box”); and shall provide an updated Schedule II to this Agreement reflecting the addition of such PNC Lock-Box and PNC Lock-Box Account. From and after the establishment of the PNC Lock Box and the PNC Lock-Box Account, the Borrower or the Servicer shall (or shall cause each applicable U.S. Originator to) (i) instruct all the Obligors (excluding any Excluded Obligor, in respect of its Excluded Receivables) of the U.S. Originators to remit all payments on their respective Pool Receivables to the PNC Lock-Box and /or PNC Lock-Box Account and (ii) cause all payments thereafter made by such U.S. Obligors on such Pool Receivables, and all amounts then or thereafter on deposit in the Lock-Box and/or Lock-Box Account at Bank of America, National Association (as further identified on Schedule II to this Agreement (the “BofA Lock-Box” and “BofA Lock-Box Account”, respectively)) to be transferred to the PNC Lock-Box or PNC Lock-Box Account, as applicable.

On or prior to September 5, 2017 the Borrower shall close such BofA Lock-Box and BofA Lock-Box Account.  If, after the opening of the PNC Lock-Box and PNC Lock-Box Account, any payments on Pool Receivables are remitted to the BofA Lock-Box and/or BofA Lock-Box Account, then the Borrower (or the Servicer on its behalf) will within one (1) Business Day of receipt identify and transfer such payments to the PNC Lock-Box or PNC Lock-Box Account, as applicable.

(c)          Within a reasonable time period (as determined by the Administrative Agent in its sole discretion), the Borrower shall enter into Lock-Box Agreements with PNC (and update Schedule II hereto) with respect to Collections from Canadian Receivables and GBP Receivables.  Within ten (10) calendar days after the establishment of such Lock-Box Agreements, the Borrower shall (i) deliver to each Lock-Box Bank other than PNC and cause each such Lock-Box Bank to follow irrevocable instructions to transfer at 3:00 p.m. on each Business Day all amounts in the Lock-Box Accounts at each such Lock-Box Bank to a Lock-Box Account at PNC and (ii) enter into or cause the Servicer to enter into any amendments to the Transaction Documents required or desired in connection with the foregoing clause (i), including but not limited to an amendment to that certain Security Deed, dated as of August 24, 2015, by and between the Administrative Agent and the Borrower.  Such instructions and daily transfers shall not cease without the consent of the Administrative Agent.  Prior to the Account Control Date, unless otherwise directed by the Majority Lenders, the Administrative Agent in its sole discretion may prior to the end of each Business Day transfer all such amounts to the Borrower or to an account specified by the Borrower to the Administrative Agent.  After the Account Control Date, the Seller may deliver to the Administrative Agent a request for release describing (1) the amount of Collections it wishes to have released by the Administrative Agent from a Lock-Box Account at PNC and (2) the effect on the Borrowing Base after giving effect to such release (such request, a “Release Request”).  To the extent the Seller delivers a Request Release to the Administrative by 11:00 a.m. on any Business Day following the Account Control Date and so long as each of the conditions precedent set forth in Section 6.03 is satisfied after giving effect to such requested release, the Administrative Agent shall release such requested amount prior to the end of such Business Day.

(m)          Section 9.07 of the Receivables Financing Agreement is hereby amended to add the following new subsection (e) to such subsection immediately after the existing subsection (d):

(e)          Notwithstanding the Borrower’s and the Servicer’s requirement pursuant to clause (a) above to provide the Administrative Agent and each Lender thirty (30) days’ prior written notice of an amendment to Schedule VI to remove customers therefrom, the Administrative Agent and each Lender consent to the removal of certain Obligors set forth in Schedule VIII (such Obligors, “Previously Excluded Obligors”) from such Schedule VI and the exclusion of such Previously Excluded Obligors as Excluded Obligors. Such consent, removal and exclusion shall be effective upon (i) the Borrower or the Servicer notifying such Previously Excluded Obligors to pay their Pool Receivables to a Lock-Box Account in the name of the Borrower at PNC and (ii) such Previously Excluded Obligors paying their Pool Receivables to a Lock-Box Account in the name of the Borrower at PNC.

(n)         Schedule II to the Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit A attached hereto.

(o)          Schedule III to the Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit B attached hereto.

(p)          Schedule IV to the Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit C attached hereto.

(q)          Schedule VI to the Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit D attached hereto.

(r)          The Receivables Financing Agreement is hereby amended by adding Schedule VII immediately after Schedule VI to the Receivables Financing Agreement with the schedule set forth in Exhibit E attached hereto.

(s)          The Receivables Financing Agreement is hereby amended by adding Schedule VIII immediately after Schedule VII to the Receivables Financing Agreement with the schedule set forth in Exhibit F attached hereto.

SECTION 3.          Conditions Precedent.  The effectiveness of this Amendment No. 8 is subject to the satisfaction of all of the following conditions precedent:

(a)          The Administrative Agent shall have received a fully executed counterpart of (i) this Amendment No. 8, (ii) the Second Amended and Restated Fee Letter, dated as of the date hereof, by and among PNC as the Administrative Agent, a Lender, the LC Bank, and an LC Participant, PNC Capital Markets LLC and the Borrower, (iii) the Amendment No. 1 to Purchase and Sale Agreement, dated as of the date hereof, by and among Volt Funding as Buyer, P/S Partners Solutions, Ltd. as an Originator, VMC Consulting Corporation as an Originator, Volt Management Corp., as an Originator, Volt as an Originator and as Servicer, and acknowledged by PNC as Administrative Agent, (iv) the Amendment No. 2 to Purchase and Sale Agreement, dated as of the date hereof, by and among Volt Funding as Buyer, Volt Canada Inc. as an Originator, Volt as Servicer, and acknowledged by PNC as Administrative Agent, (v) the Amendment No. 1 to Purchase and Sale Agreement, dated as of the date hereof, by and among Volt Funding as Buyer, Volt Europe Limited as an Originator, Volt Consulting Group Limited as an Originator, Volt as Servicer, and acknowledged by PNC as Administrative Agent (it being agreed and understood that the executed signature pages of Volt Europe Limited as an Originator and Volt Consulting Group Limited as an Originator shall be delivered to the Administrative Agent no later than August 29, 2017) and (vi) the Deposit Account Control Agreement, dated as of the date hereof, by and among Volt Funding as Customer, the Administrative Agent as Secured Party and PNC as Bank (collectively, the “Amendment No. 8 Documents”).

(b)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

(c)          The Administrative Agent shall have received all fees and other amounts due and payable to it under the Receivables Financing Agreement and in connection with the Amendment No. 8 Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof.  To the extent such fees and other amounts have not yet been invoiced, the Borrower agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d)          No Event of Default or Unmatured Event of Default, as set forth in Section 10.01 of the Receivables Financing Agreement, shall have occurred and be continuing.

SECTION 4.          Amendment.  The Borrower, PNC as the LC Bank, an LC Participant, a Lender, and the Administrative Agent, and the Servicer, hereby agree that the provisions and effectiveness of this Amendment No. 8 shall apply to the Receivables Financing Agreement as of the date hereof.  Neither this Amendment No. 8 nor any other Amendment No. 8 Document is intended to be, and none shall be deemed or construed to be, a reinstatement, novation or release of any Loan or any Transaction Documents, or any of them.  Except as amended by this Amendment No. 8 and any prior amendments, the Receivables Financing Agreement remains unchanged and in full force and effect and is the valid and legally binding obligation of each of the Borrower and the Servicer in accordance with its terms.  This Amendment No. 8 is a Transaction Document.

SECTION 5.          Counterparts.  This Amendment No. 8 may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 6.          Captions.  The headings of the Sections of this Amendment No. 8 are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment No. 8.

SECTION 7.          Successors and permitted assigns.  The terms of this Amendment No. 8 shall be binding upon, and shall inure to the benefit of the Borrower, PNC as the LC Bank, an LC Participant, a Lender, and the Administrative Agent, and the Servicer, and their respective successors and permitted assigns.

SECTION 8.          Severability.  Any provision of this Amendment No. 8 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.          Governing Law and Jurisdiction.  The provisions of the Receivables Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment No. 8 by reference as if such provisions were set forth herein.

SECTION 10.        Release / Performance Guaranty Reaffirmation / Acknowledgement.

(a)          Each of the Borrower, the Performance Guarantor and the Servicer, jointly and severally, on behalf of themselves and all their respective heirs, successors and assigns, do hereby acknowledge and agree that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to any Loans, Letters of Credit or the Transaction Documents or the indebtedness evidenced and secured thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to any Loans or Letters of Credit or with respect to the administration or funding of any Loan or any Letter of Credit and that each of the Borrower, the Performance Guarantor and the Servicer, jointly and severally, on behalf of themselves and all their respective heirs, successors and assigns, do hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action.

(b)          Each of the Borrower, the Performance Guarantor and the Servicer, jointly and severally, on behalf of themselves and all their respective heirs, successors and assigns, do hereby expressly waive, release and relinquish any and all claims of any nature whatsoever against the Administrative Agent, LC Bank, LC Participant and Lender relating to any Loans, Letters of Credit or the Transaction Documents or the indebtedness evidenced and secured thereby.

(c)          Each of the Borrower, the Servicer and the Performance Guarantor hereby reaffirms all covenants, representations and warranties made by it, to the extent the same are not amended hereby, in the Receivables Financing Agreement and Performance Guaranty, as applicable, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effectiveness of this Amendment No. 8.

(d)          After giving effect to this Amendment and the remaining Amendment No. 8 Documents, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

(e)          Each of the Borrower, the Performance Guarantor and the Servicer hereby acknowledge and agree that as of August 25, 2017 (1) the outstanding principal balance of all Loans is $100,000,000.00, (2) Interest in the amount of $47,354.92 has accrued and remains outstanding under the Receivables Financing Agreement, (3) Fees in the amount of $21,777.83 have accrued and remain outstanding under the Receivables Financing Agreement, (4) the face amount of all Letters of Credit is $28,281,913.00, (5) other Borrower Obligations amounts not included in items 1-4 above of $0.00 have accrued and remain outstanding under the Receivables Financing Agreement and (6) interest on the foregoing principal, Fees, face amount of all Letters of Credit and other Borrower Obligations continues to accrue and shall hereafter accrue in accordance with the terms of the Receivables Financing Agreement.

(f)          Each of the Borrower, the Performance Guarantor and the Servicer hereby acknowledge and agree that (i) the current Schedule Termination Date is January 31, 2018 and that none of the Administrative Agent, LC Bank, LC Participant or Lender has any obligation whatsoever to discuss, negotiate or agree to any extension of such Scheduled Termination Date and (ii) if there are any future discussions among Borrower, the Servicer, the Performance Guarantor, any Originator, any Sub-Servicer, any Paying Agent, the Administrative Agent, LC Bank, LC Participant or Lender concerning any such extension then no extension shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the parties hereto, and none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this section.

(g)          Each of the Borrower, the Performance Guarantor and the Servicer hereby acknowledge and agree that the relationship between it, on the one hand, and any of the LC Bank, LC Participant or Lender, on the other hand, is strictly that of “borrower” and “lender”, respectively, and that none of the Administrative Agent, LC Bank, LC Participant or Lender owes any fiduciary or other duties to any of the Borrower, the Performance Guarantor or the Servicer.

(h)          Each of the Borrower, the Performance Guarantor and the Servicer hereby acknowledge and agree that (i) there are no oral or other written understandings with respect to the subject matter hereof and (ii) the Amendment No. 8 Documents and the other Transaction Documents contain the final and complete integration of all expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 8 by their duly authorized officers as of the date first above written.

VOLT FUNDING CORP., as the Borrower

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Treasurer

VOLT INFORMATION SCIENCES, INC., as the Servicer and Performance Guarantor

By:	/s/ Kevin Hannon
Name	Kevin Hannon
Title:	VP & Treasurer

Amendment 8 to RFA (PNC/Volt)
S-1

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as LC Bank and as an LC Participant

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

Amendment 8 to RFA (PNC/Volt)
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Exhibit C to Amendment 8 to RFA

SCHEDULE IV
Financial Covenants

Financial Covenant Definitions.

“Consolidated EBIT” means, for any referenced fiscal period, (a) the sum of net income (excluding the net income or loss attributable to any discontinued operations or divested operations, including without limitation, the Maintech Transaction), extraordinary or nonrecurring expenses to net income, interest expense and income tax expense minus (b) extraordinary or nonrecurring gains to net income, in each case, for the Parent and its Subsidiaries on a consolidated basis, for such referenced fiscal period determined and consolidated in accordance with GAAP.  For the avoidance of doubt, nonrecurring expenses include, and are not limited to, restructuring, severance, restatement and remediation, noncash impairment, foreign exchange loss, noncash equity compensation expense, non-recurring litigation settlements, transaction expenses (including both legal and nonrecurring fees paid to the Administrative Agent or any Lender) for the amendment and/or extension of Transaction Documents and other special items.  The Borrower may make a request to the Administrative Agent in writing requesting that an item be added to or deleted from the definition of Consolidated EBIT and such request shall not be effective unless the Administrative Agent agrees to any such request in its sole and absolute discretion.

“Liquidity Level” means, at any referenced time, an amount equal to the sum of the (a) aggregate available amount to the Borrower under and pursuant to the terms of this Agreement, (b) the value of all unmatured Marketable Securities held by the Parent and its consolidated Subsidiaries and (c) unrestricted cash and cash equivalents (per bank ledger balance) on hand at such time, as determined for the Parent and its consolidated Subsidiaries on a consolidated basis; provided, however, that beginning on August 1, 2016 and at all times thereafter, at least 50% of the domestic unrestricted cash and cash equivalents (per bank ledger balance) must be on deposit in accounts maintained by one or more of the Parent and its Subsidiaries at PNC.  For the avoidance of doubt: (x) at all times the respective depositors shall have free and unencumbered access to such domestic unrestricted cash and cash equivalents (per bank ledger balance) in such respective accounts maintained at PNC; and (y) without limiting the generality of the foregoing, in no event shall any such cash and cash equivalents (per bank ledger balance) in any such account be subject to any setoff, appropriation or application except in accordance with any applicable Transaction Document and only against amounts (if any) then owing by such respective depositor to PNC.

Ex. D-1

Financial Covenant Thresholds.

“Consolidated EBIT Level” means, for any applicable fiscal quarter referenced below, the corresponding Minimum Consolidated EBIT referenced below (for the corresponding fiscal period referenced below), tested on the date specified below:

Fiscal Quarter End	Fiscal Period Tested	Minimum Consolidated EBIT
July 2017	Fiscal Quarter Then Ended	$(2,063,000)
October 2017 and each fiscal quarter end thereafter	Fiscal Quarter Then Ended	$3,329,000

The Consolidated EBIT Level applicable to any referenced fiscal quarter shall be tested on the day on which the consolidated financial statements of the Parent and its Subsidiaries for that fiscal quarter (or, in the case of the final fiscal quarter of a Fiscal Year, the Fiscal Year ended with such fiscal quarter) are required to be filed with the SEC.

Liquidity Level Amount.  For the purposes of Section 8.04(c) the amount referred to therein is $5,000,000.

Ex. D-2

Exhibit F to Amendment 8 to RFA

SCHEDULE VIII
Previously Excluded Obligors

1.	GKN Aerospace North America Inc.

2.	GKN Aerospace Chem-Tronics, Inc.

Ex. F-1